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                                                                EXHIBIT 99.1(b)5

CONSOLIDATED BALANCE SHEETS
NATIONAL DATA CORPORATION AND SUBSIDIARIES

(In thousands, except share data)
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                                                      August 31,       May 31,
                                                         2001           2001
                                                     -----------      ---------
                                                     (Unaudited)
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ASSETS
Current assets:
  Cash and cash equivalents                            $ 19,232       $ 12,420

  Accounts receivable                                    67,019         70,648
  Allowance for doubtful accounts                        (5,567)        (6,628)
                                                       --------       --------
     Accounts receivable, net                            61,452         64,020
                                                       --------       --------
  Income tax receivable                                     434          2,265
  Deferred income taxes                                  24,557         29,539
  Prepaid expenses and other current assets              19,496         18,788
                                                       --------       --------
      Total current assets                              125,171        127,032
                                                       --------       --------

Property and equipment, net                              77,316         82,956
Intangible assets, net                                  189,932        221,757
Deferred income taxes                                    13,093          9,886
Investments                                              74,866         35,591
Other                                                     9,098         10,990
                                                       --------       --------
      Total Assets                                     $489,476       $488,212
                                                       ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                    $    172       $    170
  Obligations under capital leases                        1,261          2,586
  Accounts payable and accrued liabilities               39,931         53,228
  Deferred income                                        18,613         13,624
                                                       --------       --------
      Total current liabilities                          59,977         69,608
                                                       --------       --------

Long-term debt                                          151,525        151,567
Obligations under capital leases                          1,032          1,108
Other long-term liabilities                              20,873         23,044
                                                       --------       --------
      Total liabilities                                 233,407        245,327
                                                       --------       --------

Commitments and contingencies

Minority interest in equity of subsidiaries              12,092         12,418

Shareholders' equity:
  Preferred stock, par value $1.00 per share;
    1,000,000 shares authorized, none issued                  -              -
  Common stock, par value $.125 per share;
    200,000,000 shares authorized; 33,989,369
    and 33,875,235 shares issued, respectively            4,249          4,234
  Capital in excess of par value                        190,566        188,636
  Retained earnings                                      58,112         48,392
  Deferred compensation and other                        (6,962)        (7,101)
  Unrealized holding loss                                   (31)          (111)
  Cumulative translation adjustment                      (1,957)        (3,583)
                                                       --------       --------
      Total shareholders' equity                        243,977        230,467
                                                       --------       --------

Total Liabilities and Shareholders' Equity             $489,476       $488,212
                                                       ========       ========
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